EXHIBIT 10.65

THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO SECTION 13 BELOW.

EMPLOYEE AGREEMENT

This EMPLOYEE AGREEMENT (this “Agreement”), effective as of the date Employee signs this Agreement, is entered into by and between BLACKBAUD, INC. (the “Company”), and the employee (“Employee”).
WHEREAS, in connection with Employee’s employment with the Company, Employee has and will continue to have access to valuable, confidential, privileged and/or proprietary information relating to the Company’s business, customers, processes, vendors and relationships;
WHEREAS, the parties agree that this Agreement and the consideration provided in connection therewith provides sufficient consideration for restrictions, covenants, promises, and other terms contained herein; and
WHEREAS, the Company and Employee desire to memorialize certain terms relating to non-disclosure, non-solicitation, and non-competition.
NOW, THEREFORE, in consideration of the Company’s agreement to employ Employee, the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company and Employee stipulate and agree as follows:

1.
Nature of the Business. For purposes of this Agreement, the “Business” shall be defined as products and/or services that are both (1) related to the design, development, marketing, sale or servicing of software, software applications, internet applications, donor research and management, prospective donor analysis or e-commerce solutions, or consulting with respect thereto; and (2) used by non-profit organizations in connection with fund raising, e-commerce, accounting, school administration or ticketing.

2.
Consideration. In return for the restrictions, promises, and other terms contained herein, upon Employee signing this agreement Company shall grant shares to Employee (“Bonus RSUs”) pursuant to the 2012 LTIP Award. The Bonus RSUs shall be governed by, and shall vest and must be used in accordance with, the Company’s Stock Plan. The Bonus RSUs have no independent cash value, and may not be exchanged for any other payment or benefit at any time. Employee expressly acknowledges and agrees that the Bonus RSUs constitute good, valuable, and sufficient consideration for the restrictions, covenants, promises, and other terms reflected in this Agreement.

As additional consideration, this Agreement reduces the Restricted Period applicable to Employee from two (2) years, as reflected in prior agreements, to one (1) year, as set forth herein. Employee acknowledges that this reduction in the Restricted Period constitutes good, valuable, and sufficient consideration for the restrictions, covenants, promises, and other terms reflected in this Agreement.

Employee Initials: ______
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3.	Covenants Not to Use or Disclose Confidential Information.
It is stipulated and agreed that as a result of Employee’s employment by the Company, Employee has and will have access to valuable, highly confidential, privileged and proprietary information not generally available in the public domain relating to the Company’s Business (the “Confidential Information”). For purposes of this Agreement, “Confidential Information” means the Company’s, or its affiliated companies’, trade secrets; patents; copyrights; software (including, without limitation, all programs, specifications, applications, routines, subroutines, techniques, algorithms, and ideas for formulae); products and/or services; concepts; inventions; know-how; data; drawings; designs; documents; names and/or lists of clients, customers, client and/or customer usage, prospective clients and/or customers, employees, agents, contractors, and suppliers; marketing information; business plans; business methodologies and processes; strategies; financial information and other business records; and all copies of any of the foregoing, including notes, extracts, memoranda shared with, prepared or suffered or directed to be prepared by Employee based on any Confidential Information. It is further acknowledged and agreed that the unauthorized use or disclosure by Employee of any of the Confidential Information would seriously damage the Company in its Business. Confidential Information does not include generalized skills or knowledge acquired by Employee in the course of his/her duties.
As a consequence of the above, with respect to any Confidential Information that is obtained by Employee during or as a result of Employee’s performance of services for the Company and/or its customers, affiliated companies, vendors, suppliers and distributors, whatever its nature and form and whether obtained orally, by observation, from written materials or otherwise, Employee agrees that during the term of Employee’s employment and after the termination of Employee’s employment for any reason:

(a)
Employee will hold all Confidential Information in strict confidence and will not use, publish, divulge or otherwise reveal or allow to be revealed any portion thereof to any third person, Company or other entity, except to or with the prior written consent of the Company;

(b)
Employee will use his/her best efforts to assure that all Confidential Information is properly protected and kept from unauthorized persons or entities, and will immediately report to the Company any misuse of Confidential Information by another person or entity that Employee may encounter or of which Employee may become aware;

(c)	Employee will make no use of any Confidential Information except such use as is required in the performance of Employee’s services for the Company; and

(d)
Upon termination of Employee’s employment with the Company for any reason, or upon the Company’s request, Employee will immediately deliver to the Company all documents, software, hardware, written materials and other items of any kind, and any copies thereof that contain Confidential Information.

4.	Covenant Not to Compete or Solicit Customers.
In order to protect the substantial time, money and effort invested by the Company in the training and development of its employees, the research and development of its products, its selling, marketing, pricing and servicing strategies, the development of good will among its members and vendors and other legitimate business interests, the Company and Employee further agree as follows:

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(a)
Employee acknowledges that the services he/she is to render are of a special and unusual nature with a unique value to the Company, the loss of which cannot adequately be compensated by damages. As a material inducement to the Company to employ and pay compensation to Employee, Employee hereby promises and agrees that during the term of Employee’s employment and for one (1) year following the termination of his/her employment (the “Restricted Period”), he/she will not, either directly or indirectly, for himself/herself or on behalf of any other person, business, enterprise or entity, compete with the Company (i) by providing services similar to the Business of the Company to any other person, business, enterprise or entity that competes with the Company; or (ii) by taking a position (x) substantially similar to Employee’s position with the Company with a person, business enterprise or entity that competes with the Company or (y) which would involve the use of the Company’s Confidential Information which Employee obtained by reason of having worked for the Company or by participating or engaging in the Company’s Business.

Employee acknowledges that the Company has a national presence and that although headquartered in Charleston, South Carolina, the Company does business not only throughout South Carolina but also throughout the United States. The parties acknowledge that their sole intention in this Section 4 is to prohibit direct competition in relation to the Business that could affect the Company’s business with existing or potential customers for the limited period described. Employee acknowledges that the covenant set forth in this paragraph is reasonable and necessary to protect the legitimate interests and goodwill of the Company due to the national nature of the Company’s business and its national customer base. Before entering into this Agreement, Employee has considered the limitations that the covenant in this paragraph could impose on his ability to find other employment and has determined that the covenant would not cause undue hardship to Employee or his or her family. Employee also agrees that the Business constitutes a small part of the market for Employee’s services, that Employee’s employment opportunities and livelihood are not limited to the provision of services relating to the Business, and that the covenant will not create undue hardship for Employee or his family. It is the desire and intent of the parties that the provisions of this paragraph be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought.

(b)
In addition to, but not in limitation of the restrictions set forth above, Employee further promises and agrees that unless the Company has given its prior written consent, which can be withheld in its sole discretion, he/she will not advertise or market services as a Company employee or former Company employee or as an expert in any Company products or services or any similar designation in connection with the foregoing. In the event Employee’s employment hereunder is terminated, during the term of Employee’s employment and for one (1) year following termination of his/her employment, he/she will not, directly or indirectly, either on behalf of himself/herself or any other person, business, enterprise or entity, (i) solicit the Company’s Customers for any business purpose in competition with or in conflict with the Business of the Company or (ii) divert business away from the Company with respect to the Company’s Customers. For purposes of this Agreement “Customers” shall mean any current customer or prospective customer of the Company (1) with whom Employee had contact directly or indirectly in connection with Employee’s employment with the Company during the two (2) years prior to the termination of Employee’s employment with the Company; or (ii) about whom Employee had access to proprietary, confidential, or commercially advantageous information through Employee’s employment by the Company during the two (2) year period prior to the termination of Employee’s employment with the Company.

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5.
Covenant Not to Solicit Employees. In the event Employee’s employment hereunder is terminated, for a period of one (1) year after the termination, Employee will not, directly or indirectly, either on behalf of himself/herself or any other person, business, enterprise or entity, solicit for employment, employ, hire, contract with, or otherwise engage any Applicable Personnel. For purposes of this Section, “Applicable Personnel” means any person that was employed or engaged as an employee or independent contractor of the Company at any time during the six (6) month period prior to termination of Employee’s employment with the Company.

6.
Exclusive Employment. Employee shall not, without the express prior written consent of the Company, directly or indirectly, during Employee’s employment with the Company, render professional services to any person or firm for compensation or engage in any activity competitive with and/or adverse to the Company’s purposes, mission or interests, whether alone, as a partner or member, or as an officer, director, employee or shareholder of any other corporation or entity or as a trustee, fiduciary or other representative of any other activity or entity, except with the express written approval of the Company, which the Company may revoke at any time in its sole discretion.

7.
Ownership and Assignment of Inventions. Employee understands and agrees that Employee is performing work for hire for the Company and that any Inventions (as defined below) developed or conceived by Employee during Employee’s employment with the Company are the sole property of the Company. “Inventions” shall include any inventions, improvements, developments, discoveries, programs, designs, products, processes, information systems and software, as well as any other concepts, works and ideas, whether patentable or not, relating to any present or prospective activities or Business of the Company. Employee agrees to make the Company aware of all such Inventions. To the maximum extent permitted by applicable law, Employee further agrees to assign and does hereby assign to the Company all rights, title and interest in and to all such Inventions hereafter made by Employee. This Section does not apply to any Invention for which Employee affirmatively proves that: (a) no equipment, supplies, facility, trade secrets, or Confidential Information of the Company was used; (b) the Invention was developed entirely on Employee’s own time; and (c) the Invention did not result, either directly or indirectly, from any work performed by Employee for the Company.

8.
Remedies. It is stipulated and agreed that a breach by Employee of any of the covenants contained in Sections 3, 4, 5, 6 or 7 of this Agreement would cause irreparable damage to the Company. The Company, in addition to any other rights or remedies that the Company may have, shall be entitled to an injunction restraining Employee from violating or continuing any violation of such covenants. Such right to obtain injunctive relief may be exercised at the option of the Company, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies that the Company may have as a result of any such breach or threatened breach of this Agreement. Employee agrees that upon breach of any of the covenants contained in Sections 3, 4, 5, 6 or 7 of this Agreement, the Company shall be entitled to an accounting and repayment of all profits, royalties, compensation, and/or other benefits that Employee directly or indirectly has realized or may realize as a result of, or in connection with, any such breach. Employee further agrees that she will be liable for any expenses the Company may incur, including attorneys’ fees, to enforce the terms of this Agreement.

9.
No Effect on Trade Secret Laws. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended to alter, limit (temporally, geographically, or otherwise), or have any effect whatsoever on Employee’s obligation to refrain from disclosing the Company’s trade secrets. Nothing in this Agreement shall limit or otherwise affect the Company’s remedies for any violation of applicable trade secrets laws, all of which shall be cumulative to any remedies available to the Company for a breach of this Agreement.

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10.
Other Agreements/Warranties. Employee warrants that Employee is not bound by the terms of a confidentiality agreement or non-competition agreement or any other agreement with a former employer or other third party that would preclude Employee from accepting employment with the Company or that would preclude Employee from effectively performing Employee’s duties for the Company. Employee further warrants that Employee has the right to make all disclosures that Employee will make to the Company during the course of Employee’s employment with the Company. Employee agrees that Employee shall not disclose to the Company, or seek to induce the Company to use, any confidential information in the nature of trade secrets or other proprietary information belonging to others and that in the event that the Company directs Employee to perform tasks that would result in the disclosure or use of any such confidential information, that Employee shall notify the Company in advance of any such disclosure. Employee agrees to defend, indemnify, and hold harmless the Company for any losses that it incurs as a result of the Employee’s violation of any non-competition, non-solicitation, non-disclosure, or trade secret obligations that she may have to any other party during her Employment with the Company.

11.
Acknowledgment of Reasonableness. Employee has carefully read and considered the provisions of this Agreement, has had the opportunity to consult with an attorney of Employee’s choice, and agrees that the restrictions and remedies set forth herein are fair and reasonably required for the protection of the Company. In the event that any provision relating to the scope of the restrictions shall be declared by a court of competent jurisdiction to exceed the maximum scope that such court deems reasonable and enforceable under applicable law, the Company and the Employee agree that the scope of the restriction held reasonable and enforceable by the court shall thereafter be the scope of this Agreement.

12.
Severability; Survival. The covenants described herein and all provisions and sub-provisions of this Agreement are intended to be severable. If any term, covenant, provision, sub-provision, or portion thereof is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the remainder of this Agreement, which shall remain in full force and effect. Any provision of this Agreement that contemplates performance or observance subsequent to termination of this Agreement, regardless of the date, cause or manner of such termination, shall survive such termination and shall continue in full force and effect.

13.
Dispute Resolution; Applicable Law. Except as otherwise set forth in Section 8 above, the parties agree that all disputes, claims and controversies arising out of this Agreement shall be settled by arbitration in accordance with the American Arbitration Association rules, such arbitration to take place in the location of the Company office to which Employee is assigned, and judgment upon the award rendered in any such arbitration may be entered in any court, state or federal, having jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall, in all respects, be governed by and construed according to the laws of the State of South Carolina, without regard to its conflict of law principles.

14.
Waiver. Any waiver of a breach of any provision of this Agreement must be in writing and signed by the waiving party. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of, or estoppel with respect to, any subsequent breach of such provision or any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not deprive that party of its right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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15.
Employment At-Will. Nothing in this Agreement shall be interpreted to create a contract of employment for any specific time. Employee is and shall remain an employee at-will, and either party may terminate the employment relationship at any time for any reason or no reason at all.

16.
Entire Agreement. This Agreement constitutes the entire agreement between the parties as of the date hereof with respect to the subject matter hereof and supersedes any previous understandings, representations, statements and agreements, whether oral or written, between or among the parties with respect to the subject matter hereof. This Agreement may be modified only by written agreement, signed by all of the parties and expressly purporting to modify this Agreement.

17.
No Assignment / Binding Effect. Employee may not assign this Agreement to any other person or entity without the Company’s express written consent, which may be withheld for any reason or no reason at all. This Agreement shall be binding on Employee’s heirs, successors, and permitted assigns.

18.
No Construction Against Drafter. The Company and Employee each represent and warrant that they each contributed to the negotiation and drafting of this Agreement and that it should not be construed against either party.

19.
Execution. This Agreement may be executed by one or parties in the form of an electronic signature, which will constitute an original and binding signature of a party. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

EMPLOYEE:

___________________________________

BLACKBAUD, INC.:

____________________________________
By:_________________________________
Its: